Exhibit 99.1

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

GORES METROPOULOS II, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark Stone and Andrew McBride (each a “Proxy” and collectively, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the shares of Common Stock of the Company (as defined below) that the undersigned is entitled to vote (the “Shares”) at the Special Meeting in lieu of the 2021 Annual Meeting of Company Stockholders (the “Special Meeting”) of Gores Metropoulos II, Inc. (the “Company”) to be held via live webcast at https://meetnow.global/MKUCQ2D, on [•], 2021, at [•], and at any adjournments and/or postponements thereof.

The Special Meeting can be accessed by visiting https://meetnow.global/MKUCQ2D, where the undersigned will be able to listen to the meeting live and vote during the meeting. Please note that the undersigned will only be able to access the Special Meeting by means of remote communication. The undersigned will need the control number located on this proxy card to join the Special Meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the Special Meeting and how to access it, please contact Computershare Trust Company, N.A., the Transfer Agent.

Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4A, 4B, 4C, 4D, 5, 6, 7, 8 and 9. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4A, 4B, 4C, 4D, 5, 6, 7, 8 and 9.

Please mark votes as indicated in this example                      ☒

Proposal No. 1 — Business Combination Proposal — To consider and vote upon a proposal to approve in all respects the Agreement and Plan of Merger, dated as of April 29, 2021 (as amended on October 27, 2021, and as it may be amended from time to time, the “Merger Agreement”) (in the form attached to the proxy statement/prospectus/consent solicitation statement in respect of the meeting as Annex A and Annex A-1), by and among the Company, Sunshine Merger Sub I, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Merger Sub II (as defined below), Sunshine Merger Sub II, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of the Company (“Merger Sub II”), and Sonder Holdings Inc., a Delaware corporation (“Sonder”), and the Company’s entry into the same and the transactions contemplated thereby (such transactions, the “Business Combination”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — Nasdaq Proposal — To consider and vote upon a proposal to approve in all respects, for purposes of complying with applicable provisions of NASDAQ Rule 5635(a) and (d), the issuance of more than 20% of the Company’s issued and outstanding voting power to Sonder equityholders in connection with the Business Combination, to grantees of awards under the Management Equity Incentive Plan (as defined below), the Incentive Plan (as defined below), the ESPP (as defined below), to the purchasers of 20,000,000 shares of Class A Stock (which will be Common Stock upon the effectiveness of the Amended and Restated Certificate of Incorporation) for a purchase price of $10.00 per share, or an aggregate of approximately $200 million, to the purchasers of 11,507,074 shares of Class A Stock (which will be Common Stock upon the effectiveness of the Amended and Restated Certificate of Incorporation) for a purchase price of $8.89 per share, or an aggregate of approximately $102.3 million, and to the purchaser of 709,711 shares of Class A Stock (which will be Common Stock upon the effectiveness of the Amended and Restated Certificate of Incorporation) for a purchase price of $10.00 per share, or an aggregate of approximately $7.1 million;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — Charter Proposal — To consider and act upon a proposal to adopt the Amended and Restated Certificate of Incorporation of the Company in the form attached to the proxy statement/prospectus/consent solicitation statement;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — Governance Proposals — To consider and act upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Amended and Restated Certificate of Incorporation in accordance with the United States Securities and Exchange Commission (“SEC”) requirements;

•  Proposal 4A: Change in Authorized Shares – To amend the Amended and Restated Certificate of Incorporation to increase the Company’s total number of authorized shares of all classes of capital stock from 441,000,000 shares to 690,000,000 shares, by increasing the Company’s Preferred Stock from 1,000,000 authorized shares to 250,000,000 shares;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal 4B: Classified Board — To amend the Amended and Restated Certificate of Incorporation to classify the Post-Combination Company’s board of directors into three classes of directors, as nearly equal as reasonably possible, with each class being elected to a staggered three-year term;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal 4C: Application of the Doctrine of Corporate Opportunity — To amend the Amended and Restated Certificate of Incorporation to remove provisions in the Amended and Restated Certificate of Incorporation of the Company, dated January 19, 2021 (the “Current Company Certificate”) providing that the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Company or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of the Current Company Certificate or in the future and that the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Company unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Company and such opportunity is one the Company is legally and contractually permitted to undertake and would otherwise be reasonable for the Company to pursue;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal 4D: Required Stockholder Vote to Amend the Certification of Incorporation of the Company — To amend the Amended and Restated Certificate of Incorporation to require the approval by at least two-thirds of the voting power of all of the then outstanding shares of the Common Stock and the Post-Combination Company Special Voting Common Stock, par value $0.0001 per share (together with the Common Stock, the “Post-Combination Company Stock”), voting together as a single class, to amend certain provisions of the Amended and Restated Certificate of Incorporation relating to rights, powers, preferences, privileges, restrictions and other matters relating to the Post-Combination Company Stock, preferred stock, the board of directors, limitations on the liability of directors, bylaws, special meetings, enforceability and amendments;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — Management Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve in all respects the Company’s 2021 Management Equity Incentive Plan (the “Management Equity Incentive Plan”), including the authorization of the initial share reserve under the Management Equity Incentive Plan;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — Incentive Plan Proposal — To consider and vote upon a proposal to approve in all respects the Company’s 2021 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — ESPP Proposal — To consider and vote upon a proposal to approve in all respects the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”), including the authorization of the initial share reserve under the ESPP;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8 — Director Election Proposal — To consider and vote upon a proposal to elect four directors to serve on the Company’s Board until the earlier of the consummation of the Business Combination and the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified;

Nominees:

01 Mr. Dean Metropoulos

02 Mr. Randall Bort

03 Mr. Michael Cramer

04 Mr. Joseph Gatto

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees on the line below:

	FOR ALL ☐	AGAINST ALL ☐	FOR ALL EXCEPT ☐

Proposal No. 9 — Adjournment Proposal — To consider and vote upon a proposal to allow the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Management Equity Incentive Plan Proposal, the Incentive Plan Proposal, the ESPP Proposal or the Director Election Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Management Equity Incentive Plan Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Director Election Proposal are approved at the Special Meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:                                  , 2021

Signature:

Signature (if held jointly):

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote “AGAINST” Proposal No. 3.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4A, 4B, 4C, 4D, 5, 6, 7, 8 and 9.

If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.